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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       JULY 12, 2000
                                                ---------------------------

                 HEALTH & NUTRITION SYSTEMS INTERNATIONAL, INC.
                 ----------------------------------------------
      (Exact name of registrant as it appears as specified in its charter)

        FLORIDA                        0-29245                 65-0452156
(State or other jurisdiction      (Commission File           (IRS Employer
 or incorporation)                      Number)            Identification No.)

         3750 INVESTMENT LANE, SUITE 5, WEST PALM BEACH, FLORIDA 33407
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code       (561) 863-8446
                                                         --------------

                                      N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         At a meeting held on July 12, 2000, the Board of Directors of Health & Nutrition Systems International, Inc. (the "Company") approved the engagement of Daszkal Bolton Manela Devlin & Co. as independent auditors of the Company for the fiscal year ended December 31, 2000, to replace the firm of Butner & Kahle, CPAs, P.A. ("B&K"), who were dismissed as the Company's auditors, effective July 12, 2000.

         The reports of B&K on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1999, and in the subsequent unaudited interim period ended March 31, 2000, there were no disagreements with B&K on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of B&K would have caused B&K to make reference to the subject matter in their report. The Company has requested B&K to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of B&K's letter dated September 6, 2000, is filed as an exhibit to this Report.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  16.1     Letter of B&K pursuant to Item 304(a)(3) of
                           Regulation SB.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.

                                  Health & Nutrition Systems International, Inc.

                                  By: /s/ STEVE POMERANTZ
                                      ---------------------------------------
                                      Steve Pomerantz,
                                      Chief Executive Officer

Dated September 6, 2000

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